As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOSPITALITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	04-3262075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Centre Street

Newton, Massachusetts 02458

(617) 964-8389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Murray

President, Chief Operating Officer and Secretary

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts  02458

(617) 964-8389

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Jr., Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
3.80% Convertible Senior Notes due 2027	$575,000,000	$100%(1)	$575,000,000(1)	$17,652.50(2)
Common Shares of Beneficial Interest(3)	5,000,000(4)	—	—	(5)

(1)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.

(2)             Calculated pursuant to Rule 457(o) under the Securities Act.

(3)             Each common share of beneficial interest, par value $.01 per share, or common share, registered hereby may include a right to purchase junior participating preferred shares or other securities as more fully described herein.

(4)             Includes common shares issuable upon conversion of the notes and additional common shares issuable upon conversion of the notes in connection with a “Change of Control” (as defined in Supplemental Indenture No. 10 dated March 7, 2007 between the registrant and U.S. Bank National Association, as trustee). Pursuant to Rule 416 under the Securities Act, the common shares registered hereby also include an indeterminate number of additional shares resulting from stock splits, dividends or similar transactions that may be issued to prevent dilution.

(5)             Pursuant to 457(i) under the Securities Act, the registration fee is calculated on the basis of the proposed offering price of the notes alone because no additional consideration is to be received in connection with the issuance of common shares upon conversion of the notes.

PROSPECTUS

$575,000,000

Aggregate Principal Amount

of

3.80% Convertible Senior Notes due 2027

and

Common Shares of Beneficial Interest Issuable Upon Conversion

Thereof

of

Hospitality Properties Trust

We issued a total of $575 million aggregate principal amount of our 3.80% Convertible Senior Notes due 2027 in a private placement completed in March 2007. This prospectus covers resales of the notes and of our common shares of beneficial interest issuable upon conversion of the notes. We will not receive any of the proceeds from the sale of the notes or the common shares by the selling securityholders.

The notes bear interest at the rate of 3.80% per year, payable on March 15 and September 15 of each year, beginning September 15, 2007. The notes will mature on March 15, 2027. However, on or after March 20, 2012, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any). We may not redeem the notes prior to March 20, 2012 except to the extent necessary to preserve our status as a real estate investment trust. On March 20, 2012, March 15, 2017 and March 15, 2022, as well as following the occurrence of certain change in control transactions prior to March 20, 2012, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after March 15, 2026 and also under the following circumstances: (i) if the closing sale price of our common shares reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if the notes have been called for redemption; (iv) upon the occurrence of the specified transactions described in this prospectus; or (v) if our common shares cease to be listed on a U.S. national or regional securities exchange for 30 consecutive trading days. Upon conversion of notes, we will deliver cash and our common shares, if any, with an aggregate value, which we refer to as the conversion value, equal to the conversion rate multiplied by the average price (as defined in this prospectus) of our common shares as follows: (i) an amount in cash, which we refer to as the principal return, equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the net amount. The net amount may be paid, at our option, in cash, our common shares or a combination of cash and our common shares.

The initial conversion rate for each $1,000 principal amount of notes is 19.8018 of our common shares. This is equivalent to an initial conversion price of approximately $50.50 per common share. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see “Description of Notes—Conversion Rate Adjustments” in this prospectus. In addition, if certain change in control transactions occur prior to March 20, 2012 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “HPT.”  On April 3, 2007, the last reported sale price for our common shares on the NYSE was $47.63 per share.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness and are effectively subordinated to our secured indebtedness and to all liabilities of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. The notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc., or PORTAL Market. The notes sold using this prospectus, however, will no longer be eligible for trading in the PORTAL Market. Pursuant to a registration rights agreement, we agreed to file the shelf registration statement of which this prospectus forms a part permitting the resale of the notes and our common shares, if any, issued upon the conversion of the notes. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The selling securityholders identified in this prospectus may offer from time to time up to $575 million aggregate principal amount of the notes and our common shares issuable upon conversion of the notes. The notes and our common shares may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal; or through a combination of such methods of sale. See “Plan of Distribution” on page 69 for additional information on the methods of sale.

Investing in these securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2007.

ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this document or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of our securities in any jurisdiction where it is unlawful. You should assume that information in this prospectus and any applicable prospectus supplement, as well as the information we have previously filed with the Securities and Exchange Commission, or SEC, and incorporated by reference in this prospectus or any applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

i

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS CONCERN, AMONG OTHER THINGS:

•      OUR ABILITY TO EARN INCOME SUFFICIENT TO PAY REGULAR AND INCREASING DISTRIBUTIONS TO OUR SHAREHOLDERS;

•      OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•      OUR ABILITY TO COLLECT MINIMUM AND PERCENTAGE RENT FROM TRAVELCENTERS OF AMERICA LLC, OR TA;

•      OUR ABILITY TO PERFORM OUR OBLIGATIONS UNDER OUR LEASE WITH TA, INCLUDING BUT NOT LIMITED TO OUR ABILITY TO FUND IMPROVEMENTS;

•      THE BENEFITS THAT WE EXPECT TO DERIVE FROM THE TA TRANSACTION, AS DEFINED HEREIN, INCLUDING INCREASED EARNINGS, ADDITIONAL GROWTH OPPORTUNITIES AND DIVERSIFICATION; AND

•      OUR ABILITY TO COLLECT AT LEAST THE MINIMUM RENTS OR RETURNS DUE TO US FROM THE OPERATORS OF OUR HOTELS AS A RESULT OF RECENT ACQUISITIONS AND OUR INVESTMENTS IN REBRANDING.

ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE:

•      THE STATUS OF THE ECONOMY IN GENERAL OR THE HOTEL OR TRAVEL CENTER INDUSTRIES IN PARTICULAR;

•      THE ABILITY OF OUR TENANTS AND OPERATORS TO COMPLY WITH REGULATIONS, COMPETE EFFECTIVELY AND ADAPT TO CHANGES AFFECTING THEIR BUSINESSES; AND

•      THE STATUS OF THE CAPITAL MARKETS, INCLUDING THE LEVEL OF PREVAILING INTEREST RATES, AND OUR ABILITY TO OBTAIN FINANCING ON TERMS WE DEEM TO BE ACCEPTABLE OR AT ALL.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, UNDER “ITEM 1A. RISK FACTORS.”

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated into it by reference. Because this is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to those financial statements, which are incorporated by reference, and other information appearing elsewhere or incorporated by reference in this prospectus.

References in this prospectus to “we,” “us,” “our,” the “Company” or “HPT” mean Hospitality Properties Trust and its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The Company

We are a real estate investment trust, or REIT. Our business strategy is to acquire real estate used in hospitality industries and enter leases and management contracts with experienced operators which generate returns or rents which exceed our cost of capital. Since we began our business in 1995, we have acquired 310 hotels with 45,656 rooms for $3.9 billion.

On January 31, 2007, we completed our acquisition of TravelCenters of America, Inc., or TravelCenters, for $1.9 billion. Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction. The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transaction. In connection with the TA Transaction, we acquired 146 travel centers located in 39 states and related assets. TA leases this real estate from us and has continued the fuel services and hospitality business of TravelCenters.

We are organized as a Maryland real estate investment trust under the Maryland REIT Law. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 964-8389.

The Offering

This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.

In this portion of the summary, the terms “HPT,” “we,” “us,” “our” and similar terms refer only to Hospitality Properties Trust and not to any of our subsidiaries.

Issuer	Hospitality Properties Trust
Notes Offered	$575 million in aggregate principal amount of 3.80% Convertible Senior Notes due 2027
Ranking of Notes

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. The notes are not obligations of any of our subsidiaries. The notes are effectively subordinated to all of our secured indebtedness and to all indebtedness and other liabilities of our subsidiaries.

Interest	The notes bear interest at a rate of 3.80% per year. Interest is payable semi annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007.
Maturity	The notes will mature on March 15, 2027 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.
Redemption of Notes at Our Option	Prior to March 20, 2012, we may not redeem the notes except to preserve our status as a REIT for U.S. federal income tax purposes. On or after March 20, 2012, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to, but excluding, the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates	Holders of notes may require us to repurchase their notes in whole or in part on March 20, 2012, March 15, 2017 and March 15, 2022 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to, but excluding, the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions	If we undergo certain change in control transactions prior to March 20,

2012, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to, but excluding, the repurchase date.

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after March 15, 2026 and also under any of the following circumstances:

•  during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per common share in effect on the applicable trading day;

•  during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

• if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;
• upon the occurrence of specified transactions described under “Description of Notes—Conversion Rights” in this prospectus; or
• if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and our common shares, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is 19.8018 of our common shares, payable in cash and, at our election, our common shares, as described under “Description of Notes—Conversion Settlement” in this prospectus. This is equivalent to an initial conversion price of $50.50 per common share. In addition, if certain change in control transactions occur prior to March 20, 2012 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash distributions on our common shares in excess of a regular quarterly cash distribution of $0.74 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes—Conversion Rate Adjustments” in this prospectus.

Conversion Settlement

Upon the conversion of notes we will deliver cash and, at our election, our common shares, with an aggregate value, which we refer to as the conversion value, equal to the conversion rate multiplied by the average price of our common shares as follows: (i) an amount in cash, which we refer to as the principal return, equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the net amount. The net amount may be paid, at our option, in cash, our common shares or a combination of cash and our common shares. We refer to any cash delivered upon the conversion of notes as part of the net amount as the net cash amount and we refer to any of our common shares delivered upon the conversion of notes as the net shares. Any portion of the net amount that we elect to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes—Conversion Settlement” in this prospectus) for each trading day in the 10 consecutive trading day period referred to below, except that we will pay cash in lieu of any fractional common shares issuable, at our option, as net shares based on the average price of our common shares.

The “average price” of our common shares will be equal to the average of the closing sale prices of our common shares over the 10 consecutive trading day period commencing on the third trading day following the date the notes are tendered for conversion.

We will pay cash for the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon the conversion of their notes no later than the third business day following the last trading day of the 10 consecutive trading day period referred to above.

Restrictions on Ownership

For us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code or the Code, the transfer of our capital shares, which includes the common shares issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% of the number, value or voting power of our outstanding shares of beneficial interest. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Restrictions on Ownership of Capital Shares” in this prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, will not have any rights as our shareholders
(including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).

Registration Rights

We have agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement available, with respect to resales of the notes and of common shares that may be issuable upon conversion of the notes. See “Description of Notes-Registration Rights; Additional Interest” in this prospectus. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes-Registration Rights; Additional Interest” in this prospectus. This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

Trading

The notes issued in the private placement are eligible for trading on the PORTAL Market. The notes sold using this prospectus, however, will no longer be eligible in the PORTAL Market. We do not intend to list the notes on any other national securities exchange or automated quotation system. Our common shares are listed on the NYSE under the symbol “HPT.”

Book Entry Form

The notes were issued in book-entry-only form and are represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interest in their notes for certificated securities. See “Description of Notes—Book Entry System.”

Use of Proceeds	We will not receive any proceeds from this offering.
Tax

The notes and common shares that may be issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of acquiring, owning and disposing of the notes and common shares into which the notes, in certain circumstances, are convertible. See “Federal Income Tax and ERISA Considerations” in this prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and common shares into which the notes, in certain circumstances, are convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the notes and common shares into which the notes, in certain circumstances, are convertible. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes and common shares into which the notes, under certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.

Risks Related to the Notes

We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon a conversion of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of our common shares for all or any portion of any net amount deliverable upon the conversion of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on March 20, 2012, March 15, 2017 and March 15, 2022 or upon the occurrence of certain change in control transactions prior to March 20, 2012. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, would constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restricting our ability to make such payments and repurchases.

There is no public market for the notes and one may not develop.

The notes are a new issue for which no trading market currently exists. The notes are designated for trading on the PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. We will not apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, there is no assurance that an active public trading market for the notes will exist in the future and, even if one develops, it may not be maintained. Even if a market does develop, the liquidity of the trading market for the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for fixed income securities, by changes in our financial performance or prospects, or by changes in the prospects for REITs or for the hotel industry generally.

Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the conversion value of the notes is dependent on the closing sale price of our common shares, volatile or depressed market prices for our common shares are likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of our common shares in the future will not have an adverse effect on the trading prices of the notes.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

We conduct substantially all of our business through, and substantially all of our properties are owned by, subsidiaries. Consequently, our ability to pay debt service on the notes will be dependent upon the cash flow of our subsidiaries and payments by those subsidiaries to us as dividends or otherwise. Our subsidiaries are separate legal entities and have their own liabilities. Payments due on the notes will be effectively subordinated to liabilities of our subsidiaries, including guaranty liabilities. Substantially all of our subsidiaries have guaranteed our revolving credit facility and the loan agreement we entered into with a group of financial institutions in connection with the financing of the TA Transaction, or the Acquisition Facility. In addition, at December 31, 2006, one of our subsidiaries had approximately $4 million of secured debt. The notes are also effectively subordinated to our secured debt with regard to our assets pledged to secure our debt.

Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes affecting our common shares.

Holders of notes will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but holders of notes will be subject to all changes affecting our common shares. Holders of notes will be entitled to the rights afforded our common shares only if, when and to the extent our common shares are delivered to them upon conversion of their notes. For example, in the event that an amendment is proposed to our declaration of trust requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common shares upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common shares.

The trading prices for the notes will be directly affected by the trading prices for our common shares, which are impossible to predict.

The trading price of the notes will be affected by the trading price for our common shares. Our common share trading price may depend on many factors, including prevailing interest rates, capital market conditions (which may not be related to the operating performance of companies), our financial condition, performance and prospects, variations from analysts’ expectations and our issuance of additional debt or equity securities, and may be more volatile than the general trading prices of notes that are not convertible.

The price of our common shares could be affected by possible sales of our common shares by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common shares. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The conditional conversion feature of the notes may prevent the conversion of notes prior to March 15, 2026. We also have the right to deliver all cash upon the conversion of notes and holders may not receive any of our common shares upon conversion.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after March 15, 2026 and also if the closing sale price of our common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes—Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to March 15, 2026 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, even if such conditions are met, upon conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any of our common shares upon the conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common shares upon any such conversion and, in order to do so, would be required to incur the related transaction costs to purchase our common shares with the cash consideration received upon such conversion, including a sufficient number of our common shares that holders may require in order to cover any related short positions.

The premium payable on notes converted in connection with certain change in control transactions occurring prior to March 20, 2012 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur prior to March 20, 2012, under certain circumstances, we will increase the conversion rate by an additional number of our common shares. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The additional number of our common shares will be determined based on the date on which the transaction becomes effective and the price paid per common share in such transaction, as described under “Description of Notes—Conversion Rights—Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the additional number of our common shares is designed to compensate holders for the lost option time value of the notes as a result of such transactions, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after March 20, 2012, or (ii) the price paid per share of our common shares in the transaction is less than $43.61 or equal to or in excess of $80.00, the conversion rate will not be increased. In no event will the number of our common shares issuable upon the conversion of notes exceed 22.9305 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the per share price paid for our common shares in the transaction.

The conversion rate of the notes may not exceed 22.9305 of our common shares per $1,000 principal amount of notes and may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of the common shares into which the notes may be convertible.

The conversion rate of the notes may not exceed 22.9305 of our common shares per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of our common shares upon conversion in excess of such specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain distributions on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital shares or cash to holders of our common shares and certain tender or exchange offers as described under “Description of Notes—Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of our common shares for cash, that may adversely affect the trading price of the notes and our common shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes.

If we issue common shares upon conversion of the notes, the conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of the common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common shares.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of their notes, holders may receive less consideration than expected because the value of our common shares may decline between the day that the conversion right is exercised and the day the value of our common shares is determined.

The conversion value that holders will receive upon conversion of their notes will be determined on the basis of the closing sale price of our common shares on the NYSE for each of the 10 consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes—Conversion Settlement” in this prospectus, may:

•       result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•       reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•       delay holders’ receipt of the proceeds upon conversion; and

•       subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our declaration of trust may impair the ability of holders to convert notes into our common shares.

For us to continue to qualify as a REIT for U.S. federal income tax purposes, the transfer of our capital shares, which includes the common shares issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% of the number, value or voting power of our outstanding shares of beneficial interest. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Restrictions on Ownership of Capital Shares” in this prospectus.

You should consider the United States federal income tax consequences of owning notes and common shares.

The U.S. federal income tax consequences of acquiring, owning and disposing of notes and any common shares received upon conversion are described under “Federal Income Tax and ERISA Considerations.” Certain of our actions, including an increase in the cash distribution on our common shares, may result in an adjustment to the conversion rate on the notes that could cause you to be deemed to receive a taxable distribution subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined under “Federal Income Tax and ERISA Considerations”), such deemed distribution may be subject to U.S. federal withholding tax of up to 30%. Also, U.S. federal income tax may be imposed on the gain realized by a non-U.S. holder on the sale, exchange, redemption, repurchase or conversion of notes, depending on whether they constitute United States real property interests, all as more fully explained under “Federal Income Tax and ERISA Considerations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the notes or common shares into which the notes are, in certain circumstances, convertible.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Consolidated ratio of earnings to fixed charges	3.08x	2.99x	3.52x	6.35x	4.35x

For this purpose, earnings have been calculated by adding fixed charges and preferred distributions to income before extraordinary items. Fixed charges consist of interest costs, including amortization of deferred financing costs.

PRICE RANGE OF COMMON SHARES

Our common shares are traded on the NYSE (symbol: HPT). The following table sets forth for the periods indicated the high and low sale prices for our common shares as reported in the NYSE Composite Transactions reports:

2005	High	Low
First Quarter	$46.28	$38.00
Second Quarter	44.72	39.67
Third Quarter	45.04	40.51
Fourth Quarter	43.30	38.42

2006	High	Low
First Quarter	$46.47	$39.32
Second Quarter	44.10	40.08
Third Quarter	48.00	42.50
Fourth Quarter	51.46	46.65

2007	High	Low
First Quarter	$49.00	$37.52

The closing price of our common shares on the NYSE on April 3, 2007, was $47.63 per share.

As of April 3, 2007, there were 984 shareholders of record, and we estimate that as of such date there were in excess of 60,000 beneficial owners of our common shares.

Information about distributions paid to common shareholders is summarized in the table below. Common share distributions are generally paid in the quarter following the quarter to which they relate.

	Distributions Per Common Share
	2005	2006
First Quarter	$0.72	$0.73
Second Quarter	0.72	0.74
Third Quarter	0.73	0.74
Fourth Quarter	0.73	0.74
Total	$2.90	$2.95

All common distributions shown in the table above have been paid. We currently intend to continue to declare and pay common share distributions on a quarterly basis. However, distributions are made at the discretion of our board of trustees and depend on our earnings, cash available for distribution, financial condition, capital market conditions, growth prospects and other factors which our board of trustees deems relevant. On April 5, 2007, our board of trustees declared a distribution of $0.76 per common share payable on or about May 17, 2007 to shareholders of record on April 16, 2007.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement that we entered into in connection with the notes, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, each of which we have previously filed with the SEC and which are incorporated herein by reference.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “HPT,” “we,” “us,” “our” and similar terms refer to Hospitality Properties Trust and not to any of its subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes were issued pursuant to an indenture, dated as of February 25, 1998, between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture thereto establishing the terms of the notes. We refer to the indenture, as supplemented by the supplemental indenture thereto establishing the terms of the notes and as further amended, supplemented or modified from time to time, as the indenture.

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

The notes are our senior unsecured obligations and rank equally with each other and with all of our other unsecured and unsubordinated indebtedness outstanding from time to time, which was approximately $1.2 billion at December 31, 2006. The notes are effectively subordinated to our mortgage debt which was approximately $4 million at December 31, 2006 and other secured indebtedness, and to indebtedness and other liabilities of our subsidiaries. Accordingly, this indebtedness has to be satisfied in full before you will be able to realize any value from our secured or indirectly held properties.

As of December 31, 2006, on an adjusted basis after giving effect to (i) our borrowings and repayments after such date under our revolving credit facility and the Acquisition Facility and (ii) our issuance of the notes and the application of the proceeds thereof, our total outstanding indebtedness would have been approximately $2.1 billion and total indebtedness and other liabilities of our subsidiaries (excluding security and other deposits and guarantees of our revolving credit facility and the Acquisition Facility) was less than $5 million. Our revolving credit facility is an unsecured revolving credit facility with total availability of $750 million and is guaranteed by substantially all of our subsidiaries. The Acquisition Facility is also unsecured and guaranteed by substantially all of our subsidiaries. The indenture does not limit our or our subsidiaries’ incurrence of additional indebtedness, including secured indebtedness.

The notes are initially limited to the aggregate principal amount of $575 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes are issued only in fully registered, book entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “—Book Entry System” in this prospectus.

Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or in the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of shares if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non U.S. holder) may be subject to a U.S. federal withholding tax. See “Federal Income Tax and ERISA Considerations” in this prospectus. The withholding agent may satisfy this withholding obligation with cash that you would otherwise be entitled to receive, such as interest or sales proceeds; or the withholding agent may reduce to cash for remittance to the Internal Revenue Service, or the IRS, a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs related to the generation of sufficient cash to remit to the IRS.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (i) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (ii) on or prior to the date referred to in clause (i), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes accrues at the rate of 3.80% per year from and including March 7, 2007 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the February 28 or August 31 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360 day year consisting of twelve 30 day months. In addition, we may be required to pay additional interest on the notes as provided under “—Registration Rights; Additional Interest” below.

Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion and will be deemed to be paid first out of the cash component of such consideration, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest due and owing at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note and after the related record date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on March 15, 2027 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (i) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Our Redemption Rights,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders Upon a Change in Control” below or (ii) converted at a holder’s option as permitted under “—Conversion Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We do not have the right to redeem any notes prior to March 20, 2012, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to, but excluding, the redemption date. In addition, on or after March 20, 2012, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest (including additional interest, if any) accrued to, but excluding, the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method as it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•       issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•       register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights—Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on March 20, 2012, March 15, 2017 and March 15, 2022 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to, but excluding, the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 30 days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 30th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•       the repurchase price;

•       the name and address of the trustee and any paying agent;

•       that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•       the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in the City of New York or on our web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•       if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•       the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•       that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•       the name of the holder;

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•       if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book entry form, the above notices must also comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book entry transfer of notes in book entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue on the day prior to such date; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book entry transfer of the notes in book entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Securities Exchange Act of 1934, or the Exchange Act, then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the repurchase right with respect to the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time prior to March 20, 2012, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to, but excluding, the repurchase date. If a change in control occurs on or after March 20, 2012, holders of notes will not have any right to require us to repurchase their notes, except as described under “—Repurchase at Option of Holders on Certain Dates” above.

Within 30 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in the City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•       if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•       the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•       that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•       the name of the holder;

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•       if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book entry form, the above notices must also comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book entry transfer of notes in book entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue on the day prior to such date; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book entry transfer of the notes in book entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•       consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•       any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital shares then outstanding entitled to vote generally in elections of trustees; or

•       during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of trustees, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of trustees who were either members of the board of trustees at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of trustees.

However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A)      the closing sale price of our common shares for any five trading days within (i) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital shares, or (ii) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “—Conversion Rights—Make Whole Upon Certain Change in Control Transactions” or “—Conversion Rights—Conversion Upon Specified Transactions” below; or

(B)       at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or on an automated over the counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors—We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the repurchase right with respect to the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares).

Conversion Rights

Subject to the restrictions on ownership of our common shares and the conditions described below, holders may convert their notes for cash and, if applicable, our common shares initially at a conversion rate of 19.8018 of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $50.50 per common share). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, our common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full first from cash and then from our common shares, if applicable, rather than such interest being cancelled, extinguished or forfeited.

On conversion, holders of notes who receive our common shares will also receive rights under our rights agreement, or any future rights plan (i.e., a poison pill) adopted by us, unless the rights have separated from our common shares at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares capital shares, evidences of indebtedness or other assets or property as described in the third paragraph under “—Conversion Rate Adjustments” below, subject to readjustment in the event of the expiration, termination or redemption of such rights. We describe our rights agreement under “Description of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Rights Plan.”

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (i) if we have specified a redemption date that is after such record date and on or prior to such interest payment date or (ii) with respect to overdue interest (including additional interest), if any overdue interest is due or owing at the time of conversion with respect to such notes.

If a holder converts its notes and we elect to deliver our common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common shares.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and our common shares, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that the withholding agent may also satisfy any withholding obligation with cash that the holder would otherwise be entitled to receive, or the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of the holder’s notes, common shares, or other property. A holder may be responsible for the brokerage commissions and other costs related to the generation of sufficient cash to remit to the IRS.

Holders may surrender their notes for conversion at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after March 15, 2026 and also under any of the following circumstances:

•       during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per common share in effect on the applicable trading day;

•       during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•       if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•       during prescribed periods upon the occurrence of specified transactions discussed below; or

•       if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

“Closing sale price” of our common shares or other capital shares or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common shares or such other capital shares or similar equity interests or other securities are traded or, if our common shares or such other capital shares or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over the counter trading market in the United States. The closing sale price will be determined without regard to after hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a United States national or regional securities exchange, in the principal other market on which our common shares are then traded.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to March 20, 2012 as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “—Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described below under “—Conversion Rights—Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by an additional number of our common shares, or the additional change in control shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective, or the effective date, and the price, or the share price, paid per common share in such transaction. If the holders of our common shares receive only cash in the change in control transaction, the share price shall be the cash amount paid per common share. Otherwise, the share price shall be the average of the closing sale prices of our common shares on the 10 consecutive trading days up to but excluding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

The following table sets forth the share price and number of additional change in control shares to be received per $1,000 principal amount of notes:

	Share Price
Effective Date	$43.61	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00
March 7, 2007	3.1287	1.5479	0.8382	0.4187	0.1867	0.0708	0.0218	0.0039
March 15, 2008	3.1287	1.5656	0.8236	0.3909	0.1603	0.0531	0.0130	0.0010
March 15, 2009	3.1287	1.5316	0.7658	0.3337	0.1194	0.0318	0.0042	0.0000
March 15, 2010	3.1287	1.4304	0.6505	0.2419	0.0661	0.0105	0.0000	0.0000
March 15, 2011	3.1287	1.1826	0.4199	0.1012	0.0124	0.0000	0.0000	0.0000
March 20, 2012	3.1287	0.1982	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share prices and effective dates may not be set forth in the table, in which case:

(1)   if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight line interpolation between the number of additional change in control shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365 day year;

(2)   if the share price is equal to or in excess of $80.00 per common share (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3)   if the share price is less than $43.61 per common share (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of our common shares issuable upon conversion exceed 22.9305 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “—Conversion Rate Adjustments.”

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per common share in effect on the applicable trading day. Our board of trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex dividend date of the event occurs, during that 30 consecutive trading day period.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading day period following any five consecutive trading day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers of the notes; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common shares and the conversion rate on such determination date.

The trustee has no obligation to determine the trading price of the notes unless we have requested such determination, and we have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common shares and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common shares and the conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•       distribute to all holders of our common shares certain rights entitling them to purchase, for a period expiring within 45 days, our common shares at less than the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution; or

•       distribute to all holders of our common shares assets, debt securities or certain rights to purchase our securities, which distribution has a per share value (as determined by our board of trustees in good faith) exceeding 15% of the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the third business day prior to the ex dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this conversion right if the holder may participate, on an as converted basis (assuming for this purpose that the notes are convertible solely into our common shares at the then applicable conversion rate), in the distribution without conversion of the notes. The ex dividend date is the first date upon which a sale of our common shares does not automatically transfer the right to receive the relevant distribution from the seller of our common shares to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common shares would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under “—Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If we are a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of our and our subsidiaries’ assets substantially as an entirety) pursuant to which all of our common shares are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on, and determined by reference to, the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes into our common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common shares to be exchanged into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. If a change in control occurs prior to March 20, 2012 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “—Conversion Rights—Make Whole Upon Certain Change in Control Transactions.”

Conversion Upon Delisting of our Common Shares

A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common shares have ceased to be listed on a United States national or regional securities exchange for a 30 consecutive trading day period.

Conversion Settlement

Upon the conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•       cash in an amount, or the principal return, equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value, and

•       if the conversion value is greater than the principal return, an amount, or the net amount, in cash or our common shares, at our option, with an aggregate value equal to the difference between the conversion value and the principal return as described in this prospectus.

We may elect to deliver any portion of the net amount in cash, which we refer to as the net cash amount, or our common shares, and any portion of the net amount we elect to deliver in our common shares, or the net shares, will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional common shares issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

The “applicable conversion period” means the 10 consecutive trading day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common shares for each trading day in the applicable conversion period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•       zero; and

•       a number of our common shares determined by the following formula:

(closing sale price of our common shares on such trading day × applicable conversion rate)—($1,000 + net cash amount, if any)

10 × closing sale price of our common shares on such trading day

The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(i)    If we issue our common shares as a dividend or distribution on our common shares to all holders of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate in effect taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

OS1 = the number of our common shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii)        If we issue to all holders of our common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase our common shares, or if we issue to all holders of our common shares securities convertible into our common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per common share or a conversion price per common share less than the closing sale price of our common shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

X = the total number of our common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common shares at less than the applicable closing sale price of our common shares, and in determining the aggregate exercise or conversion price payable for such common shares, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of trustees. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii) If we distribute capital shares, evidences of indebtedness or other assets or property of ours to all holders of our common shares, excluding:

(A)  dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B)   dividends or distributions paid exclusively in cash, and

(C)   Spin Offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-FMV)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares on the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex dividend date for such distribution

FMV = the fair market value (as determined in good faith by our board of trustees) of the capital shares, evidences of indebtedness, assets or property distributed with respect to each of our outstanding common shares on the earlier of the record date or the ex dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex dividend date for such distribution.

If we distribute to all holders of our common shares capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, or a Spin Off, the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common shares entitled to receive such distribution will be adjusted based on the following formula:

CR1 = CR0 × (FMV0+MP0)/MP0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

FMV0 = the average of the closing sale prices of the capital shares or similar equity interest distributed to holders of our common shares applicable to one of our common shares over the first 10 consecutive trading days after the effective date of the Spin Off

MP0 = the average of the closing sale prices of our common shares over the first 10 consecutive trading days after the effective date of the Spin Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv)  If we pay or make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common shares in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.74, or the Reference Dividend, multiplied by the number of our common shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-C)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares on the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex dividend date for such distribution

C = the amount in cash per share that we distribute to holders of our common shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared. On April 5, 2007, our board of trustees declared a distribution of $0.76 per common share in respect of our first quarter of 2007, payable on or about May 17, 2007 to shareholders of record on April 16, 2007. By operation of the 1% threshold described below, we do not expect that the conversion rate will be adjusted for this change in our distribution rate, but the change will affect the amount of future adjustments, if any.

Notwithstanding the foregoing, if an adjustment to the conversion rate is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the conversion rate as a result of such distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the Reference Dividend for any adjustment made to the conversion rate pursuant to this paragraph (iv).

(v)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for common shares, to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price of our common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the Expiration Time, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by our board of trustees) paid or payable for our common shares purchased in such tender or exchange offer

OS0 = the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of our common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of our common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common shares for purposes of SP1 above. If we or one of our subsidiaries is obligated to purchase common shares pursuant to any such tender or exchange offer but we or such subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi)  Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) or (v), in no event will the conversion rate exceed 22.9305 per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

(vii) If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in any rights plan of ours have separated from our common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common shares that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares capital shares, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable shareholder rights agreement to provide that upon the conversion of notes the holders will receive, in addition to the common shares that we elect to deliver as net shares upon such conversion, the rights which would have attached to such common shares if the rights had not become separated from our common shares under such applicable shareholder rights agreement.

In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of capital shares (or rights to acquire our common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as converted basis, in the transactions described above.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•       we will not adjust the conversion rate pursuant to the numbered paragraphs above until the earliest of these triggering events occurs; and

•       we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

The applicable conversion rate will not be adjusted upon certain events, including but not limited to:

•       the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•       the issuance of any of our common shares or options or rights to purchase those shares pursuant to, or the repurchase by us of shares pursuant to, any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of ours or assumed by us or any of our subsidiaries;

•       the issuance of any of our common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•       a change in the par value of our common shares;

•       accumulated and unpaid dividends or distributions; and

•       a tender offer solely to holders of fewer than 100 of our common shares.

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution with respect to our shares even though such holder has not received any cash or property as a result of such adjustments. With respect to any deemed distribution from us, the withholding agent may satisfy any withholding obligation with cash that you would otherwise be entitled to receive, such as interest or sale proceeds; or the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs related to the generation of sufficient cash to remit to the IRS. See “Federal Income Tax and ERISA Considerations” in this prospectus.

Ownership Limit

For us to continue to qualify as a REIT for U.S. federal income tax purposes, the transfer of our capital shares, which includes the common shares issuable upon the conversion of the notes, is restricted and not more than 50% of the value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Code, subject to limited exceptions, more than 9.8% of the number, value or voting power of our outstanding shares of beneficial interest. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Restrictions on Ownership of Capital Shares” in this prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we are responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We made all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We provided a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Merger, Consolidation or Sale of Assets

The indenture permits us to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•       either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is an entity organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and shall expressly assume the due and punctual payment of the principal of and any interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture to be performed by us;

•       immediately after giving effect to such transaction, no event of default under the indenture, and no event which after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•       if as a result of such transaction the notes become exchangeable into common stock or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture.

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the notes:

•       We do not pay the principal of any of the notes when it becomes due, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•       We do not pay interest (including additional interest, if any) on the notes within 30 days after its due date;

•       We default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•       We fail to provide notice of the occurrence of a change in control when required under the indenture;

•       We remain in breach of any other term of the indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of the notes may send the notice;

•       We default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or by any subsidiary, the repayment for which we are directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20 million, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes as provided in the indenture; and

•       Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or any Significant Subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of ours or for our property or the property of such Significant Subsidiary.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the outstanding notes may declare the entire principal amount of all of the outstanding notes to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the outstanding notes will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have declared an acceleration with respect to the notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the notes may, under certain circumstances, rescind and annul such acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes, except a default (x) in the payment of the principal of or interest on any note, (y) in the delivery of amounts owing upon conversion of a note or (z) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all outstanding notes affected thereby.

The trustee will be required to give notice to the holders of notes within 90 days after a default under the indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of the notes of any default, except a default in the payment of the principal of or interest on the notes, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•       You must give the trustee written notice that an event of default has occurred and remains uncured;

•       The holders of at least a majority in principal amount of the outstanding notes must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•       The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity and the trustee does not receive, during those 60 days, a direction that is inconsistent with the request from holders of a majority in principal amount of outstanding notes.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indenture and the notes, or else specifying any default.

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “—Provision of Financial Information,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi annually in arrears, with the first semi annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 365th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “—Provision of Financial Information,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Modification of an Indenture

There are three types of changes we can make to the indenture and the notes:

Changes Requiring Your Approval

First, there are changes we cannot make to the notes without your specific approval. The following is a list of those types of changes:

•       change the stated maturity of the principal or interest on the notes;

•       reduce any amounts due on the notes or the rate or amount of interest;

•       reduce the amount of principal payable upon acceleration of the maturity of the notes following a default;

•       change the currency of payment on the notes;

•       change the place of payment;

•       impair your right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon the conversion of notes;

•       make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•       reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•       reduce the percentage of holders of notes whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

•       reduce the voting or quorum requirements;

•       modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the notes; or

•       modify any of the foregoing provisions.

Changes Requiring a Majority Vote

The second type of change to the indenture and the notes is the kind that requires a vote in favor by holders of not less than a majority of the principal amount of the outstanding notes. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the notes. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the notes listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the notes. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the notes.

Further Details Concerning Voting

Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them.

A meeting of the holders of the notes may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding notes, upon notice given as provided in the indenture. Except for any consent or other action that must be specifically given by the holder of each note, any resolution presented at a meeting at which a quorum is present may be adopted by a majority vote of the principal amount of outstanding notes. Any resolution that may be made by the holders of less than a majority of the principal amount of outstanding notes may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of the outstanding notes. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing such specified percentage in principal amount of the outstanding notes will constitute a quorum.

If any action is to be taken at a meeting of holders of notes with respect to any consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all notes outstanding affected thereby: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the notes outstanding that vote in favor of such consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon conversion or otherwise, cash or our common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. The notes will not be subject to defeasance or covenant defeasance.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Provision of Financial Information

We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC the reports that we would be required to file with the SEC pursuant to Section 13 of the Exchange Act in respect of a security listed on a national securities exchange. In addition, we will file with the trustee and the SEC such additional reports as may be prescribed by the SEC from time to time.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

Book Entry System

The notes have been issued in the form of one or more fully registered global notes in book entry form, which was deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days, (ii) an event of default under the indenture relating to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of notes advise DTC to cease acting as depository for the notes or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC acts as securities depository for the notes. The notes were issued as fully registered notes registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC, the world’s largest securities depository, is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for almost 2.5 million issues of U.S. and non U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book entry transfers through DTC (or a successor securities depository). In that event, we will print and deliver certificated notes.

We, the initial purchasers of the notes and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We and the initial purchasers of the notes have entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed:

•       to file with the SEC or otherwise have on file with the SEC, by the 90th day after the date we first issue the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•       to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 180th day after the date we first issue the notes, or otherwise make available for use by selling securityholders an effective shelf registration statement no later than such date; and

•       subject to certain rights to suspend use of the shelf registration statement, to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.

The registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three month period and not to exceed an aggregate of 90 days in any 12 month period, under certain circumstances and subject to certain conditions. We refer to any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

“Registrable securities” means each note and any common shares issued upon conversion of the notes until the earlier of:

•       the date the notes and any such common shares have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

•       the date the notes or any such common shares have been sold pursuant to Rule 144 under the Securities Act; and

•       the date when the notes or any such common shares are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

Holders of registrable securities must deliver certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. Any holder that does not complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement, will not be permitted to sell any registrable securities held by that securityholder in the shelf registration statement, of which this prospectus forms a part, and will not be entitled to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement may limit a holder’s ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

If:

•       a holder supplies the completed questionnaire described above after the effective date of the shelf registration statement or the date after which we first make available an effective shelf registration statement for use by selling securityholders, and we fail to supplement or amend the shelf registration statement, or file a new shelf registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•       the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (i) we do not cure the lapse of effectiveness or usability of the registration statement within 20 business days (or if a suspension period is then in effect, the twentieth business day following the expiration of such suspension period) by a post effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (ii) if suspension periods exceed an aggregate of 45 days in any three month period or an aggregate of 90 days in any 12 month period; or

•       we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi annually in arrears, with the first semi annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•       an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•       an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on March 15 and September 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding February 28 and August 31, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

A holder of registrable securities not named as a selling security holder in the original registration statement of which this prospectus forms a part may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We will not be required to file more than three such amendments or supplements for all holders during a fiscal quarter. If we file a post effective amendment or a new shelf registration statement, then we will use our reasonable best efforts to cause the post effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 60th day in the case of a post effective amendment and the 90th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post effective amendment or new registration statement, as applicable. If a holder did not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling securityholders, the holder could experience significant additional delay.

To the extent that any holder of registrable securities identified in the shelf registration statement, of which this prospectus forms a part, is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act. Any holder, whether or not it is an “underwriter,” who sells securities by means of the prospectus relating to the shelf registration statement will be subject to certain potential liabilities arising under the Securities Act for material misstatements or omissions contained in the prospectus. However, a holder of registrable securities that is deemed to be an “underwriter” within the meaning of the Securities Act may be subject to additional liabilities under the federal securities laws for misstatements and omissions contained in the shelf registration statement.

The specific provisions relating to the registration described above is contained in the registration rights agreement, which we previously filed with the SEC and which are incorporated herein by reference. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement. This prospectus is a part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

The registration rights agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the registration rights agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

DESCRIPTION OF COMMON SHARES

The following description summarizes certain general terms and provisions of our common shares. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our declaration of trust and bylaws, which are incorporated herein by reference and will be provided to you upon request, and Maryland law.

Our declaration of trust authorizes us to issue up to an aggregate of 250,000,000 shares of beneficial interest, including 150,000,000 common shares, par value $.01 per share, and 100,000,000 preferred shares, without par value, and authorizes our board of trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of April 3, 2007, we had 93,835,751 common shares issued and outstanding, 3,450,000 Series B Cumulative Redeemable Preferred Shares issued and outstanding and 12,700,000 7% Series C Cumulative Redeemable Preferred Shares issued and outstanding. For further information about our Series B and Series C preferred shares, you should read our declaration of trust, as amended and supplemented, a copy of which has been filed with the SEC. See “Where You Can Find More Information.” In connection with the adoption of our shareholders’ rights plan, our board of trustees has established an authorized class of 1,500,000 junior participating preferred shares, par value $.01 per share, described more fully below under “Description of Certain Provisions of Maryland Law and Our Declaration of Trust—Rights Plan.” As of the date of this prospectus, no other class or series of preferred shares had been established and remains outstanding. Our board of trustees will amend our declaration of trust to increase our authorized common shares and junior participating preferred shares to provide for sufficient shares if any of the notes are converted.

Our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of beneficial interest of any class, to issue new and different classes or series of shares in any amount or to reclassify any unissued shares into other classes or series that we choose. We believe that giving these powers to our board of trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

All of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued, including those referenced above, and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

•       to receive distributions on our common shares if, as and when authorized by our board of trustees and declared by us out of assets legally available for distribution; and

•       to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. However, holders of our common shares do not have cumulative voting rights in the election of trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

Shareholder Liability

Under the laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders. In addition, our board of trustees has approved an amendment of our declaration of trust, subject to shareholder approval, that explicitly provides that any shareholder who violates our declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other professional fees grossing from the shareholder’s violation, together with interest on such amounts. We expect to submit this amendment for shareholder approval at our annual meeting of shareholders on May 15, 2007. The proposed amendment is not the result of our knowledge of any current violation by a shareholder of our declaration of trust or bylaws or of our knowledge of any specific effort to accumulate our shares or to obtain control of us.

Restrictions on Ownership

With certain exceptions, our declaration of trust provides that no person may own, actually or constructively, more than 9.8% of the number, value or voting power of our outstanding shares of beneficial interest. See “Restrictions on Ownership of Capital Shares.”

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Wells Fargo Bank, National Association.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees and Required Votes

Our declaration of trust and bylaws provide that only our board of trustees will establish the number of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board of trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting.

The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

Our declaration of trust currently provides that a trustee may be removed with or without cause by the affirmative vote of at least two thirds of the shares entitled to vote on the matter. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

In order to enhance our flexibility to respond to possible changes in applicable NYSE rules and to the increasing number of shareholder proposals which may be detrimental to our business, our board of trustees has approved an amendment of our declaration of trust, subject to shareholder approval, that provides that the shareholder vote necessary to elect a trustee or take other actions shall be set in our bylaws, except in certain cases where the Maryland REIT Law requires that provisions of this nature be in a declaration of trust to be effective. The proposed amendments would provide that, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding, the vote of holders of shares required to elect a trustee or with respect to any proposal as to which the required vote is not specified in the declaration of trust or applicable provisions of law (including removal of trustees) and which may be properly considered by shareholders may be specified from time to time in our bylaws. We expect to submit these amendments for shareholder approval at our annual meeting of shareholders on May 15, 2007. If these amendments are approved, our board currently intends to amend our bylaws as follows:

•                    with regard to election of a trustee, except as may be mandated by applicable law or the listing requirements of the principal exchange on which our common shares are traded:

•                     for an uncontested election, the vote required for election will be a plurality of the votes cast at the meeting, and

•                     for a contested election, the vote required for election will be a majority of the shares entitled to vote at the meeting;

•                     with regard to all other matters which may be properly considered by shareholders, except as may be mandated by applicable law, by the listing requirements of the principal exchange on which our common shares are traded or by a specific provision of our declaration of trust:

•                     for a matter which is approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the vote required will be a majority of the votes cast at the meeting, and

•                     for a matter which is not approved by at least 75% of our trustees then in office, including 75% of our independent trustees, the vote required will be 75% of our shares entitled to vote at the meeting;

in each such case subject to any express provision in the terms of any class or series of our shares of beneficial interest.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that nominations of persons for election to our board of trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board of trustees, or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below. If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our secretary. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30 day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must be made pursuant to the procedures set forth below.

Under our bylaws, a shareholder’s notice of nominations for trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year’s annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of trustees to be elected to our board of trustees is increased and we make no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of notice for our preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of: (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Any notice from a shareholder of a nomination or a recommendation for nomination for election to our board of trustees or of a proposal of business to be transacted at a shareholder meeting must be in writing and include the following:

•       as to each person whom the shareholder proposes to nominate or recommends to be nominated for election or reelection as a trustee, (i) the nominee’s or recommended nominee’s name, age, business and residence addresses, (ii) the class, series and number of shares of beneficial interest that are beneficially owned or owned of record by the nominee or recommended nominee, (iii) the date the nominee’s or recommended nominee’s shares were acquired and the investment intent of such acquisition, (iv) the record of all purchases and sales of securities by the nominee or recommended nominee during the previous 12 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (v) all other information relating to the nominee or recommended nominee that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required in each case pursuant to Regulation 14A or any successor provision under the Exchange Act together with the nominee’s or recommended nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

•       as to any other business that the shareholder proposes to bring before the meeting, a description of the business, the reasons for proposing the business at the meeting and any material interest in the business of the shareholder and any “Shareholder Associated Person” (as defined below), including any anticipated benefit therefrom;

•       as to the shareholder giving the notice and any “Shareholder Associated Person,” the class, series and number of shares which are owned of record by the shareholder and any “Shareholder Associated Person,” and the class, series and number of, and the nominee holder for, shares owned beneficially, but not of record by the shareholder and any “Shareholder Associated Person”;

•       as to the shareholder giving the notice and any “Shareholder Associated Person,” the name and address of the shareholder, as they appear on our share ledger and the current name and address, if different, of such “Shareholder Associated Person”;

•       as to the shareholder giving the notice and any “Shareholder Associated Person,” the record of all purchases and sales of our securities by the shareholder or “Shareholder Associated Person” during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

•       to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee or recommended nominee for election or reelection or the proposal of other business on the date of the shareholder’s notice.

A “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of shares of beneficial interest owned of record or beneficially by the shareholder and (iii) any person controlling, controlled by or under common control with the shareholder or “Shareholder Associated Person.”

Meetings of Shareholders

Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board. Special meetings of shareholders may be called only by a majority our board of trustees.

Liability and Indemnification of Trustees and Officers

To the maximum extent permitted by Maryland law, our declaration of trust includes provisions limiting the liability of our present and former trustees, and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a

Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•       the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•       the director or officer actually received an improper personal benefit in money, property or services; or

•       in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•       a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•       a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Transactions with Affiliates

Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate’s interest in the transaction is disclosed to the trustees or shareholders and the transaction is ratified by a majority vote of either the trustees or the shareholders who are not interested in the transaction.

Voting by Shareholders

Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consents instead of a vote at a shareholder meeting.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL, the following persons are deemed to be interested shareholders:

•       any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•       an affiliate or associate of the trust who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by our board of trustees and must receive the following shareholder approvals:

•                    the affirmative vote of at least 80% of the votes entitled to be cast; and

•                    the affirmative vote of at least two thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•       one tenth or more but less than one third;

•       one third or more but less than a majority; or

•       a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•       shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•       acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our declaration of trust provides that we have elected not to be governed by these provisions of the Maryland General Corporation Law.

Rights Plan

In May 1997, our board of trustees adopted a shareholders’ rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share. Each right entitles the holder to buy 1/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $100 per 1/100th of a junior participating preferred share.

The following is a summary of the material terms of the junior participating preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, as amended and supplemented, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

If issued, the holder of each junior participating preferred share is entitled to quarterly dividends in the greater amount of $5.00 or 100 times the quarterly per share dividend, whether cash or otherwise, declared upon the common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we may not declare or pay dividends, make other distributions on, or redeem or repurchase our common shares or other shares ranking junior to the junior participating preferred shares. If we fail to pay such dividends for six quarters, the holders of the junior participating preferred shares will be entitled to elect two trustees.

If issued, the holder of each junior participating preferred share is entitled to 100 votes on all matters submitted to a vote of the shareholders, voting (unless otherwise provided in our declaration of trust or bylaws) together with holders of our common shares as one class. The junior participating preferred shares are not redeemable. Upon our liquidation, dissolution or winding up, the holders of our junior participating preferred shares are entitled to a liquidation preference of $100 per share plus the amount of any accrued and unpaid dividends, prior to payment of any distribution in respect of our common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of this liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of our common shares have received an amount per common share equal to the liquidation preference paid on the junior participating preferred shares divided by 100, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting our common shares. Following the full payment of this amount to the common shareholders, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of our common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio one one hundredth of the liquidation preference to one (1/100th to 1), respectively. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are subject to the superior preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our Series B preferred shares, Series C preferred shares and any senior series or class of our preferred shares which our board of trustees shall, from time to time, authorize and issue.

Initially, the rights are attached to common shares. Therefore, they will be attached to any common shares issued upon conversion of the notes. The rights will separate from the common shares upon a rights distribution date which is the earlier of (i) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares. In each instance, the trustees may determine that the distribution date will be a date later than 10 days following the triggering event.

Until they become exercisable, the rights will be evidenced by the certificates, if any, for common shares and will be transferred with and only with such common shares. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

The rights are not exercisable until a rights distribution date and will expire at the close of business on April 30, 2007, unless earlier redeemed or exchanged by us as described below. We expect our board of trustees to renew the rights plan or adopt a new one when the current rights plan expires. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of the trust, including, without limitation, the right to vote or to receive dividends.

Upon the occurrence of a flip in event, each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a flip in event, all rights that are, or were held by beneficial owners of 10% or more of our common shares will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any flip in event until the rights are no longer redeemable by us as set forth below. A flip in event occurs when a person or group of persons acquires more than 10% of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our outside trustees determine to be fair to and otherwise in the best interests of us and our shareholders.

A flip over event occurs when, at any time on or after the announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a flip over event, each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

The purchase price and the number of junior participating preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right. We have 10 days from the date of an announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares to redeem the rights in whole, but not in part, at a price of $.01 per right, payable, at our option in cash, common shares or other consideration as our board of trustees may determine. Immediately upon the effectiveness of the action of our board of trustees ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights, other than key financial terms and the date on which the rights expire, may be amended by our board of trustees prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by our board of trustees only in order to:

•       cure ambiguities, defects or inconsistencies;

•       make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of more than 10% of our outstanding shares and certain other related parties); or

•       shorten or lengthen any time period under the rights agreement.

However, no amendment to lengthen the time period governing redemption is permitted to be made at such time as the rights are not redeemable.

Amendment to our Declaration of Trust, Dissolution and Mergers

Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust currently provides for approval of an amendment (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment in question has been approved by a two thirds vote of our board of trustees. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board of trustees. Our declaration of trust also permits our board of trustees to effect changes in our unissued shares, as described more fully above. As permitted by the Maryland REIT Law, our declaration of trust provides that a majority of our entire board, without action by the shareholders, may amend our declaration of trust to change the name or other designation or the par value of any class or series of our preferred shares and the aggregate par value of our preferred shares.

Our board of trustees has approved amendments to our declaration of trust, subject to shareholder approval, to provide that, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding and to applicable provisions of law, the shareholder vote required for approval of a merger or consolidation involving us or the sale or other disposition of substantially all of our assets, if a shareholder vote is required by applicable law at the time of the meeting, would be as follows:

•       if such merger, consolidation, sale or other disposition has been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the lesser, as permitted by applicable law, of (x) a majority of the votes cast at the meeting, or (y) a majority of shares entitled to vote at the meeting; and

•       if such merger, consolidation, sale or other disposition has not been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, 75% of our shares entitled to vote at the meeting.

In addition, our declaration of trust currently provides for various voting majorities for actions by shareholders. Some of the voting percentages specified in the declaration of trust are:

•       for (a) certain changes to the declaration of trust relating to (i) the number, term of office or qualification of our trustees, (ii) investment policies and distributions, (iii) our trustees’ right without shareholder approval to establish terms of preferred shares, (iv) certain restrictions on transfer and ownership of our shares, and (v) the provisions which govern amendments to the declaration of trust and (b) termination of our trust, the affirmative vote of two-thirds of our shares entitled to vote on that matter at the applicable meeting; and

•       for changes to the declaration of trust not referred to in the preceding bullet point (with certain exceptions and excluding changes which are permitted to be authorized by our board without approval of our shareholders), the affirmative vote of a majority of our shares entitled to vote on that matter at the applicable meeting.

Our board of trustees has also approved an amendment, subject to shareholder approval, that would provide that, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding and to applicable provisions of law, the shareholder vote required for approval with respect to any changes to our declaration of trust, with limited exceptions, and for termination of the trust, shall be as follows:

•       if such amendment or termination has been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the lesser, as permitted by applicable law, of (x) a majority of the votes cast at the meeting, or (y) a majority of shares entitled to vote at the meeting; and

•       if such amendment or termination has not been approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, 75% of our shares entitled to vote at the meeting.

We expect to submit these amendments for shareholder approval at our annual meeting of shareholders on May 15, 2007.

Anti Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

•       the limitation on ownership and acquisition of more than 9.8% of our shares of beneficial interest;

•       the classification of our board of trustees into classes and the election of each class for three year staggered terms;

•       the requirement of a two thirds majority vote of shareholders for removal of our trustees;

•       the facts that the number of our trustees may be fixed only by vote of our board of trustees, that a vacancy on our board of trustees may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

•       the provision that only our board of trustees may call meetings of shareholders;

•       the advance notice requirements for shareholder nominations for trustees and other proposals; and

•       the power of our board of trustees to amend our declaration of trust to increase or decrease the total number of shares or the number of shares of any class and to authorize and to cause us to issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

RESTRICTIONS ON OWNERSHIP OF CAPITAL SHARES

Our declaration of trust restricts the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Internal Revenue Code and otherwise to promote our orderly governance. These restrictions do not apply to Reit Management & Research LLC or their affiliates. All certificates evidencing our shares will bear a legend referring to these restrictions.

Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number, value or voting power of our outstanding shares of beneficial interest. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code or would otherwise cause us to fail to qualify as a REIT.

Our board of trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation. So long as our board of trustees determines that it is in our best interest to qualify as a REIT, the board may not grant an exemption if the exemption would result in us failing to qualify as a REIT.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions made with respect to any excess shares and will not possess any rights to vote the excess shares. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

At our direction, the excess share trustee will sell the shares held in the excess share trust to a person designated by the excess share trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the excess share trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

•       The prohibited owner will receive the lesser of:

(i)             the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the excess share trust, e.g., a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the excess share trust; and

(ii)         the net price received by the excess share trustee from the sale of the shares held in the excess share trust.

•       Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

Also, shares of beneficial interest held in the excess share trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

(i)             the price per share in the transaction that resulted in the transfer to the excess share trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

(ii)         the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the excess share trustee has sold the shares held in the excess share trust. The net proceeds of the sale to us will be distributed similar to any other sale by an excess share trustee.

Pursuant to the Code, every owner of 5% or more (or any other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated thereunder) of all classes or series of our shares is required to give us written notice thereof within 30 days after the end of each taxable year. In addition, our declaration of trust provides that each shareholder must, upon demand, disclose to us in writing any information with respect to ownership of shares as the trustees deem reasonably necessary to comply with or determine compliance with the REIT provisions of the Code or any other rules promulgated by a governmental or taxing authority.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

Introduction

The following summary updates and supplements the more detailed description of United States federal income tax considerations in our Annual Report on Form 10-K for the year ended December 31, 2006, or our Annual Report, and the Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations in our Current Report on Form 8-K dated March 7, 2007, or our Current Report, each of which we incorporate in this prospectus by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section, in the section of our Annual Report captioned “Federal Income Tax Considerations” and in the section of our Current Report captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts” are accurate in all material respects and, taken together, fairly summarize the federal income tax and ERISA issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP’s opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report and Current Report, Sullivan & Worcester LLP has given opinions to the effect (i) that we have been organized and have qualified as a REIT under the Internal Revenue Code for our 1995 through 2006 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and (ii) that under the “plan assets” regulations promulgated by the Department of Labor under ERISA, our assets will not be deemed to be “plan assets”.

The following summary of federal income tax considerations is based upon the Internal Revenue Code, Treasury regulations issued thereunder, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the IRS with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example, if you are:

•  a bank, life insurance company, regulated investment company or other financial institution;

•  a broker or dealer in securities or foreign currency;

•  a person that has a functional currency other than the US dollar;

•  a person who acquires our notes or common shares in connection with employment or other performance of services;

•  a person who owns our notes or common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale transaction or constructive ownership transaction;

•  a tax-exempt entity; or

•  an expatriate.

In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes and common shares, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you to consult with your tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our notes and common shares.

For purposes of this summary, you are a “US holder” if you are a beneficial owner of our notes or common shares and for federal income tax purposes are:

•  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•  a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•  an estate the income of which is subject to federal income taxation regardless of its source; or

•  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996 to the extent provided in Treasury regulations;

and if your status as a US holder is not overridden pursuant to the provisions of an applicable tax treaty. Conversely, you are a “non-US holder” if you are a beneficial owner of our notes or common shares and are not a US holder.

If a partnership (including any entity treated as a partnership for federal income tax purposes) is a beneficial owner of our notes or common shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our notes or common shares.

We believe the notes will be treated as indebtedness for federal income tax purposes, and will not be treated as contingent payment debt instruments. This summary discussion assumes that the IRS will respect this classification.

Tax Consequences for US Holders

Tax Treatment of Notes

If you are a US holder:

Payments of Interest.   Interest on a note will generally be taxable to you as ordinary income:

•  when you receive it, if you use the cash method of accounting for federal income tax purposes; or

•  when it accrues, if you use an accrual method of accounting for federal income tax purposes.

Purchase price for a note that is allocable to prior accrued interest may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note, and any interest income so offset is not taxable.

We may be required to pay additional interest to you in the event of a registration default or a default relating to reporting requirements under the Trust Indenture Act. Because we determined that the likelihood of any such additional payments on the notes was remote when the notes were issued, we took the position (and this discussion assumes) that the notes would not be treated as contingent payment debt instruments under the applicable Treasury regulations. Assuming our position is respected, if you were ever to receive such additional interest, you would be required to treat such additional interest as ordinary interest income and include such additional interest in income at the time payments were received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, you would be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or repurchase of a note, and treat the entire amount of recognized gain upon a conversion of notes as taxable. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations.

Market Discount.   If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, then you will be treated as having acquired the note at a “market discount” unless the amount of this market discount is less than the de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, repurchase, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of a nontaxable disposition such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on and after the first day of the first taxable year to which the election applies, or during any subsequent taxable year, and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.

Amortizable Bond Premium.   If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, then you will be treated as having acquired the note with “bond premium.” For the purpose of amortizing bond premium, your income tax basis in your note immediately after acquisition is reduced by any value attributable to your option to convert the note into common shares. If your income tax basis in the note as adjusted is still greater than the note’s principal amount, then the excess over the principal amount, if you so elect, is subject to the rules governing the deduction of amortizable bond premium. You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note’s maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all debt obligations, other than debt obligations the interest on which is excludable from gross income, that you hold on the first day of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.

Disposition of a Note.   Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note (other than upon conversion, as described below), you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, repurchase, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (ii) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except with respect to accrued market discount, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. If you are not a corporation, the long-term capital gain will generally be subject to US federal income tax at a maximum rate of 20% (15% for gains properly taken into account through the temporary period ending with the end of your taxable year that begins in 2010). Your ability to deduct capital losses may be limited. If you sell notes at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under applicable Treasury regulations.

Conversion of a Note.   In the event we decide to satisfy our conversion obligation entirely in cash, you would recognize gain or loss equal to the difference between the proceeds you receive (excluding amounts attributable to accrued and unpaid interest which will be taxable as interest income) and your adjusted tax basis in the note converted. See “—Disposition of a Note” above.

In the event we satisfy our conversion obligation in part with cash and in part with common shares (other than cash delivered in lieu of a fractional share), we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for US federal income tax purposes, although this matter is not free from doubt. If your conversion is a recapitalization, then you would recognize gain (but not loss) realized in the exchange to the extent of cash received (other than amounts attributable to accrued but unpaid interest or any accrued market discount not previously included in income, both of which will be taxable as ordinary income). Your tax basis in the common shares received (including any fractional share for which cash is received) would equal your tax basis in the note converted, less the amount of cash received (other than amounts attributable to accrued but unpaid interest), plus the amount of gain (including accrued market discount) recognized on the conversion. Your holding period for the common shares received would include the holding period for the corresponding note converted.

If your conversion in part for cash and in part for common shares (other than cash delivered in lieu of a fractional share) were not treated as a recapitalization, then the cash payment received on conversion would be treated as proceeds from a sale of a portion of the note, and taxed in the manner described under “—Disposition of a Note” above. For purposes of determining gain or loss, your tax basis in the note would be allocated pro rata between the common shares and cash received, in accordance with their respective fair market values. However, the treatment of your receipt of common shares outside of a recapitalization is unclear. It might be treated as the receipt of common shares pursuant to the conversion of a convertible debt instrument, which is generally nontaxable. In that case, your basis for your shares received would be equal to the portion of basis allocated to common shares, as discussed above, and your holding period would be the same as for the note you converted. Alternatively, the receipt of common shares might be considered additional taxable proceeds in a sale of the note you converted, in which case you would recognize gain or loss on the difference between the value of the common shares received and their allocable portion of basis. In that case, your tax basis in your common shares received would equal the value of the shares, and your holding period would commence upon the receipt of such shares. We encourage you to consult your tax advisor regarding the tax treatment of the receipt of both cash and our common shares for a note upon conversion.

If upon conversion you receive rights or warrants to acquire the common shares or other of our securities, then the receipt of the rights or warrants may be taxable. We encourage you to consult your tax advisor as to the consequences of the receipt of rights or warrants upon conversion.

Any cash you receive in lieu of a fractional common share upon conversion generally will be treated as a payment in exchange for the fractional common share. Accordingly, your receipt of cash in lieu of a fractional share generally will result in capital gain or loss, measured by the difference between the cash you receive for the fractional share and your adjusted tax basis attributable to the fractional share.

Tax Treatment of Common Shares

Distributions.   As discussed in more detail in our Annual Report, we as a REIT generally will not be subject to federal income tax on our net income distributed to our shareholders. Distributions on the common shares generally will be includable in your income as dividends to the extent the distributions do not exceed our allocable current or accumulated earnings and profits, with a portion of these dividends possibly treated as capital gain dividends as explained below. Because we are a REIT for federal income tax purposes, ordinary dividend income from us generally will not be “qualified dividend income” (eligible to be taxed at the maximum 15% rate for noncorporate holders during the temporary period ending with the end of your taxable year that begins in 2010), nor will it be eligible for the corporate dividends received deduction generally applicable to dividends from corporations. Distributions in excess of our allocable current or accumulated earnings and profits generally will be treated for federal income tax purposes as a return of capital to the extent of your basis in the common shares and will reduce this basis. In determining the extent to which a distribution on the common shares constitutes a dividend for federal income tax purposes, our current or accumulated earnings and profits will generally be allocated first to distributions with respect to any class of preferred shares we have outstanding, and thereafter to distributions with respect to the common shares.

If for any taxable year we elect to designate as “capital gain dividends,” as defined in Section 857 of the Internal Revenue Code, any portion of the dividends paid for the year to holders of all classes of our shares, then the portion of dividends designated as capital gain dividends that will be allocable to the common shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the common shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our shares (including the common shares) for that taxable year.

Sale or Other Taxable Disposition of Common Shares.   Upon the sale, exchange or other taxable disposition of a common share, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the fair market value of property you receive in exchange for the common share and your adjusted tax basis in the common share. This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss if your holding period in the common share is more than one year at the time of disposition. If you are not a corporation, the long-term capital gain will generally be subject to US federal income tax at a maximum rate of 20% (15% for gains properly taken into account through the temporary period ending with the end of your taxable year that begins in 2010). Your ability to deduct capital losses may be limited. If you sell common shares at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under applicable Treasury regulations.

Constructive Distributions

Your rights to convert your notes into common shares allow for the conversion rate to be adjusted under a number of circumstances, generally to ensure that you receive an economically equivalent number of shares from a conversion following share splits and share dividends of the common shares, and also following certain cash or property distributions on common shares. Adjustments also may include changes in the type or amount of consideration you receive upon conversion. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you for federal income tax purposes. Adjustments made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of the common shares) will not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such nonqualifying adjustments are made, you generally will be deemed to have received a distribution even if you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the description above under “—Tax Treatment of Common Shares—Distributions.” If you are subject to backup withholding, then a withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs related to the generation of sufficient cash to remit to the IRS.

Tax Consequences for Non-US Holders

If you are a non-US holder:

In General.   You will not be subject to federal income and withholding taxes on payments of principal, premium, if any, or interest on a note, or upon the sale, exchange, redemption, repurchase, retirement, conversion, or other disposition of a note or common share, if:

•       you do not own directly or indirectly 10% or more of the total combined voting power of all classes of our voting shares;

•       your income and gain in respect of the note or common shares, as the case may be, are not effectively connected with the conduct of a United States trade or business (or, if prescribed by an applicable tax treaty, are not attributable to a United States permanent establishment);

•       you are not a controlled foreign corporation that is related to us (actually or constructively) or under common control with us;

•       either we or the applicable paying agent, acting as the withholding agent, have received from you a properly executed, timely, applicable IRS Form W-8 or substantially similar form in the year in which a payment occurs or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8;

•       in the case of gain upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note or common shares recognized by an individual non-US holder, you were present in the United States for less than 183 days during the taxable year of the sale, exchange, redemption, repurchase, retirement or other disposition; and

•       Section 897 of the Internal Revenue Code, discussed below, does not apply to you.

The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-US holder and providing your name and address, and you must inform the withholding agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you hold a note through certain foreign intermediaries or certain foreign partnerships, you and the foreign intermediary or foreign partnership must satisfy the certification requirements of applicable Treasury regulations.

Except in the case of income or gain in respect of a note or common share that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you that does not qualify for exemption from taxation (as described above) will be subject to US tax at a rate of 30% (and in the case of interest, withholding) unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-US holder claiming benefits under a tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty’s limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

Dividends and Constructive Distributions.   Any dividends paid to you with respect to common shares (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion formula, see “—Tax Consequences for US Holders—Constructive Distributions” above) will be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable tax treaty, unless these amounts are effectively connected with your conduct of a trade or business in the United States and, where a tax treaty applies, are attributable to a United States permanent establishment. A withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs related to the generation of sufficient cash to remit to the IRS.

Conversion.   Except as provided in “—Section 897” below, you will generally not be subject to federal income tax if you convert a note into cash or common shares or any combination of the two. However, if your conversion is accompanied by a change in the conversion rate, you may have taxable income, as discussed above under “—Dividends and Constructive Distributions.” If upon conversion you receive rights or warrants to acquire the common shares or other of our securities, then the receipt of the rights or warrants may be taxable, and we encourage you to consult your tax advisor as to the consequences of the receipt of rights or warrants upon conversion.

Effectively Connected Income and Gain.   If you are a non-US holder whose income and gain in respect of a note or common share is effectively connected with the conduct of a United States trade or business, and, if required by an applicable tax treaty, is attributable to a United States permanent establishment, then you will be subject to regular federal income tax on this income and gain in generally the same manner as US holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes, distributions on common shares, or constructive distributions that are effectively connected with the conduct of a United States trade or business, you must generally supply to the withholding agent an applicable IRS Form W-8, or a substantially similar form.

Section 897.   As more fully explained in the section of our Annual Report captioned “Federal Income Tax Considerations,” nonrecognition treatment may not apply at all, and a non-US holder may be subject to federal income tax, increased United States tax filing requirements, and possibly a branch profits tax, in respect of all the gain realized on the sale, exchange, redemption, repurchase, retirement or conversion of the notes or disposition of the common shares, if those notes or common shares constitute United States real property interests under Section 897 of the Internal Revenue Code and related Treasury regulations. The notes and the common shares will not constitute such United States real property interests if we are a “domestically controlled” REIT. A domestically controlled REIT is a REIT in which at all times during the preceding five-year period less than 50% in value of its shares is held directly or indirectly by foreign persons. We believe that we are and will remain a domestically controlled REIT and thus a non-US holder’s gain on sale, exchange, redemption, repurchase, retirement or conversion of the notes or disposition of the common shares will not be subject to federal income taxation. However, because our notes and common shares are traded, we can provide no assurance that we are or will remain a domestically controlled REIT. If we are not a domestically controlled REIT, but the notes or the common shares, as the case may be, are “regularly traded,” as defined by applicable Treasury regulations, on an “established securities market,” then a non-US holder’s gain on sale, exchange, redemption, repurchase, retirement or conversion of the notes or disposition of the common shares will not be subject to federal income taxation as a sale of a United States real property interest, if:

•       the non-US holder has not directly or indirectly owned, at any time during the preceding five-year period, more than 5% of the total outstanding notes;

•       the non-US holder has not directly or indirectly owned, at any time during the preceding five-year period, more than 5% of the total outstanding common shares; and

•       upon the date of the non-US holder’s acquisition of any of the notes or any other interests in our company not regularly traded on an established securities market, the aggregate fair market value of the non-US holder’s directly and indirectly owned notes, plus any of the non-US holder’s other directly or indirectly owned interests in our company not regularly traded on an established securities market, does not exceed 5% of the aggregate value of our regularly traded class of shares with the lowest aggregate fair market value.

The NYSE, where our common shares trade, is an established securities market for these purposes, but it is not clear whether the PORTAL Market, where our notes currently trade, is one. Because the notes of others may be redeemed or repurchased and are convertible, your percentage interest of the total outstanding notes may increase even if you acquire no additional notes. We encourage you to consult with your tax advisor to determine whether you meet these requirements, or whether you otherwise qualify for exemption from Section 897 of the Internal Revenue Code.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to interest, distributions and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28%.

If You Are a US Holder.   You may be subject to backup withholding when you receive interest and additional interest payments on notes, constructive distributions on notes, distributions on common shares, or proceeds upon the sale, exchange, redemption, repurchase, retirement, conversion or other disposition of notes or common shares. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

•       provide your correct taxpayer identification number; and

•       certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report all interest and dividends, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, constructive distributions on the notes, distributions paid to you on common shares, proceeds of a sale of notes or common shares paid to you, and the amount of tax withheld, if any, will be reported to you and to the IRS.

Special Rule for US Holders Beneficially Owned by Non-US Holders.   As stated above and in our Annual Report, we believe that we are and will remain a domestically controlled REIT, so that non-US holders would generally not be subject to federal income tax on gain from a disposition of our notes or common shares, and therefore no federal income tax withholding would apply to such dispositions. But if we are not or cease to remain a domestically controlled REIT, then we would be a United States real property holding corporation under Section 897 of the Internal Revenue Code. In that event, Sections 1445 and 1446 of the Internal Revenue Code govern income tax withholding on taxable dispositions by or for the benefit of non-US holders; they provide that upon a disposition of notes or common shares, income tax withholding may be required of disposing US holders that are partnerships, trusts, estates, and other entities because of their beneficial ownership by non-US holders. Even if we are not or cease to remain a domestically controlled REIT, provided that a class of our shares continues to be regularly traded on the NYSE, you will not have to withhold under Sections 1445 and 1446 of the Internal Revenue Code upon disposing of the notes or common shares if you meet the 5% thresholds discussed above that are applicable to non-US holders on the disposition of the notes and common shares. In the event we are not or cease to remain a domestically controlled REIT, we encourage you to consult with your tax advisor to determine whether you meet these ownership thresholds, or whether you otherwise qualify for exemption from sections 897, 1445, and 1446 of the Internal Revenue Code.

Special Rule for Substantial Acquisitions from Non-US Holders.   As stated above and in our Annual Report, we believe that we are and will remain a domestically controlled REIT, so that non-US holders would generally not be subject to federal income tax on gain from a disposition of our notes or common shares, and therefore no federal income tax withholding would apply to such dispositions. If we are not or cease to remain a domestically controlled REIT, then Section 1445 of the Internal Revenue Code may require a person acquiring notes from a non-US holder to withhold 10% of the purchase price. However, provided a class of our shares continues to be regularly traded on the NYSE, this 10% withholding is generally not required for an acquisition of notes where the purchase price constitutes 5% or less of the then aggregate value of our regularly traded class of shares with the lowest aggregate fair market value. In the event we are not or cease to remain a domestically controlled REIT, we encourage you to consult with your tax advisor to determine whether you meet this ownership threshold, or whether you otherwise qualify for exemption from Section 1445 of the Code.

If You Are a Non-US Holder.   The amount of interest paid to you on notes during each calendar year, the amount of constructive distributions on notes, the amount of distributions paid to you on common shares, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such interest, distributions and amounts of tax withheld may also be made available to the tax authorities in the country in which a non-US holder resides under the provisions of the applicable tax treaty. Also, interest paid to you on notes, constructive distributions paid to you on notes, and distributions paid on common shares may be subject to backup withholding unless you properly certify your non-US holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under “—Tax Consequences for Non-US Holders—In General.” Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, repurchase, retirement or other disposition of notes or common shares if you properly certify that you are a non-US holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, repurchase, retirement or other disposition of notes or common shares, if you receive those proceeds through a broker’s foreign office.

ERISA Considerations

We encourage fiduciaries of ERISA plans and persons making the investment decision for an IRA or any non-ERISA plan to consult their advisors before making an investment in the notes and to review the section of our Current Report captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts,” which is applicable to an investment in the notes.

SELLING SECURITYHOLDERS

We originally issued the notes in a private placement in March 2007 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC. The initial purchasers resold the notes to purchasers believed by the initial purchasers to be “qualified institutional buyers”  in transactions exempt from registration pursuant to Rule 144A under the Securities Act.

The table below, which has been prepared based on information furnished to us by or on behalf of the selling securityholders named therein, sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder owns and may offer pursuant to this prospectus and the number of common shares into which those notes are convertible. Unless set forth below, to our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common shares. Except as indicated below, to our knowledge, none of the selling securityholders are registered broker-dealers or affiliates of registered broker-dealers.

We have prepared the table below based on information received from the selling securityholders on or prior to April 3, 2007. However, any or all of the notes or common shares listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or number of common shares that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

Information about the selling securityholders may change over time, and we may not be made aware of changes in the ownership of our notes. Any changed information that is provided to us by selling securityholders will be set forth in prospectus supplements to this prospectus.

Name	Principal Amount of Notes Beneficially Owned Prior to the Offering	Principal Amount of Notes Being Offered Hereby	Principal Amount (and Percentage) of Notes to be Owned After Completion of the Offering(1)	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Being Offered Hereby(2)		Number of Common Shares to be Owned After Completion of the Offering	Percentage of Common Shares Outstanding(1)
Absolute Strategies Fund, Forum Funds Trust(3)	$150,000	$150,000	0	0	2,970		0	0
Basso Fund Ltd.(4)	$830,000	$830,000	0	0	16,435		0	0
Basso Holdings Ltd.(5)	$11,050,000	$11,050,000	0	0	218,809		0	0
Basso Multi-Strategy Holding Funds Ltd.(6)	$3,070,000	$3,070,000	0	0	60,791		0	0
Five Sticks, L.P.(7)	$550,000	$550,000	0	0	10,890		0	0
KBC Financial Products USA Inc.(8)	$8,000,000	$8,000,000	0	0	158,414		0	0
McMahan Securities Co. L.P.(9)	$1,000,000	$1,000,000	0	0	19,801		0	0
Mohican VCA Master Fund, Ltd.(10)	$850,000	$850,000	0	0	16,831		0	0
Old Lane Cayman Master Fund LP(11)	$5,960,000	$5,960,000	0	0	118,018		0	0
Old Lane HMA Master Fund LP(12)	$1,690,000	$1,690,000	0	0	33,465		0	0
Old Lane U.S. Master Fund LP(13)	$2,350,000	$2,350,000	0	0	46,534		0	0
Polygon Global Opportunities Master Fund(14)	$6,000,000	$6,000,000	0	0	118,810		0	0
Sailfish Multi-Strategy Fixed Income Master Fund (G2) Ltd.(15)	$5,000,000	$5,000,000	0	0	99,009		0	0
SuttonBrook Capital Portfolio LP(16)	$35,000,000	$35,000,000	0	0	693,063		0	0
Vicis Capital Master Fund(17)	$3,000,000	$3,000,000	0	0	59,405		0	0
All other holders of notes or future transferees of such holders(18)	$490,500,000	$490,000,000	0	0	3,326,755	(19)	0	0

          (1) Assumes the sale of all securities offered hereby (and only the securities offered hereby) on behalf of each holder by each such holder.

          (2) Represents maximum number of common shares issuable upon conversion of notes by a named selling securityholder at an initial conversion rate of 19.8018 common shares per $1,000 principal amount of notes (subject to adjustment under certain circumstances—see “Description of Notes—Conversion Rights”).

          (3) Mohican Financial Management serves as portfolio manager of Absolute Strategies Fund, Forum Funds Trust. Eric Hage exercises sole voting and investment power over the securities beneficially owned by Absolute Strategies Fund, Forum Funds Trust.

          (4) Basso Capital Management L.P., or Basso, serves as the investment manager to Basso Fund Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fisher makes the voting and investment decisions on behalf of Basso Capital Fund L.P.

          (5) Basso serves as the investment manager to Basso Holdings Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fisher makes the voting and investment decisions on behalf of Basso Capital Fund L.P.

          (6) Basso serves as the investment manager to Basso Multi-Strategy Holding Funds Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fisher makes the voting and investment decisions on behalf of Basso Capital Fund L.P.

          (7) Basso serves as the investment manager to Five Sticks, L.P. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fisher makes the voting and investment decisions on behalf of Basso Capital Fund L.P.

          (8) The selling securityholder has disclosed that it is a registered broker-dealer. This selling securityholder has represented that it acquired its securities in the ordinary course of business, and, at the time of the acquisition of the securities, had no agreements or understandings to distribute the securities. KBC Financial Products USA Inc. is an “underwriter” within the meaning of the Securities Act. Nicholas Williams, its General Manager, has voting and investment control over the securities beneficially owned by KBC Financial Products USA Inc.

          (9) Executive Committee members Joe Castro, Ronald Fertig, Gay Glassman, Alan Streiter, D. Bruce McMahan, Pat Ransom and Joe Dwyer share voting and investment powers over the securities beneficially owned by McMahan Securities Co. L.P.

    (10) Eric Hage and Daniel Hage share voting and investment power over the securities beneficially owned by Mohican VCA Master Fund, Ltd.

(11) Jonathan Barton exercises sole voting and investment powers over the securities beneficially owned by Old Lane Cayman Master Fund LP.

    (12) Jonathan Barton exercises sole voting and investment power over the securities beneficially owned by Old Lane HMA Master Fund LP.

    (13) Jonathan Barton exercises sole voting and investment power over the securities beneficially owned by Old Lane U.S. Master Fund LP.

    (14) Alexander E. Jackson, Reade E. Griffith, and Patrick G. G. Dear share voting and investment power of the securities beneficially owned by Polygon Global Opportunities Master Fund. Polygon Investment Partner LLP and Polygon Investment Partners LP serve as the Investment Managers and Polygon Investments Ltd., serves as the Manager. Polygon Investment Partner LLP, Polygon Investment Partners LP, Alexander E. Jackson, Reade E. Griffith, and Patrick G. G. Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.

    (15) Sailfish Capital Partners, LLC, a Delaware limited liability company, serves as investment manager to Sailfish Multi-Strategy Fixed Income Master Fund (G2), Ltd. Sal Naro and Mark Fishman have voting and investment power over the securities beneficially owned by Sailfish Multi-Strategy Fixed Income Master Fund (G2), Ltd. and disclaim beneficial ownership of the securities.

    (16) SuttonBrook Capital Management LP serves as investment manager to SuttonBrook Capital Portfolio LP. John London and Steven M. Weinstein have voting and investment control over the securities beneficially owned by SuttonBrook Capital Portfolio LP.

    (17) Vicis Capital LLC serves as investment manager to Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC equally and disclaim beneficial ownership of the securities held by Vicis Capital Master Fund.

    (18) Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any of our common shares other than common shares issuable upon conversion of the notes at the initial conversion rate.

    (19) A maximum of 5,000,000 common shares have been registered for resale upon conversion of the notes.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes or the common shares issued upon conversion of the notes offered by this prospectus. The notes and the underlying common shares may be sold from time to time to purchasers:

•       directly by the selling securityholders or their pledgees, donees, transferees or any successors in interest (all of whom may be selling securityholders); or

•       through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and underlying common shares.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying common shares may be deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes and the underlying common shares by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may  be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. These securityholders purchased their notes in the open market or from the initial purchasers, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by these securityholders. To our knowledge, none of the selling securityholders who are broker-dealers or affiliates of broker-dealers purchased the notes outside of the ordinary course of business or, at the time of the purchase of the notes, had any agreement or understanding, directly or indirectly, with any person to distribute the securities. KBC Financial Products USA Inc., one of the selling securityholders, is a registered broker-dealer and is therefore an “underwriter” within the meaning of the Securities Act.

If the notes and the underlying common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

The notes and the underlying common shares may be sold in one or more transactions at:

•       fixed prices;

•       prevailing market prices at the time of sale;

•       prices related to the prevailing market prices;

•       varying prices determined at the time of sale; or

•       negotiated prices.

These sales may be effected in transactions:

•       on any national securities exchange or quotation service on which the notes and underlying common shares may be listed or quoted at the time of the sale, including the NYSE in the case of our common shares;

•       in the over-the-counter market;

•       in transactions otherwise than on such exchanges or services or in the over-the-counter market (privately negotiated transactions);

•       ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•       block trades in which the broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•       through the writing and exercise of options (including the issuance of derivative securities), whether   these options or such other derivative securities are listed on an options or other exchange or otherwise;

•       through the settlement of short sales; or

•       through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and the underlying common shares, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying common shares in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common shares short and deliver notes and the underlying common shares to close out short positions, or loan or pledge notes and the underlying common shares to broker-dealers that in turn may sell the notes and the underlying common shares. We understand that SEC interpretations currently limit the ability of securityholders to settle short sales entered into prior to the effectiveness of the registration statement, of which this prospectus forms a part, with the securities offered herein following such effectiveness.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common shares by the selling securityholders. There can be no assurance that any selling securityholder will sell any or all of the notes and the underlying common shares pursuant to this prospectus. In addition, any notes and the underlying common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. We cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common shares by other means not described in this prospectus.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and our common shares into which the notes are convertible may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and our common shares into which the notes are convertible may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Although the notes issued in the initial placement are eligible for trading on the PORTAL Market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. The initial purchasers advised us that they intended to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

Our common shares are quoted on the NYSE under the symbol “HPT.”

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common shares by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common shares to engage in market-making activities with respect to the particular notes and the underlying common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common shares and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common shares.

Pursuant to the registration rights agreement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay the expenses incidental to the registration, offering and sale of the notes and the underlying common shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Sullivan & Worcester LLP, as to certain matters of Massachusetts law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The audited historical financial statements and financial statement schedule of TravelCenters of America, Inc. which appear in the TravelCenters of America LLC Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in Hospitality Properties Trust’s Current Report on Form 8-K dated April 3, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling SEC at 1-800-SEC-0330. You may also access our SEC filings over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•       Annual Report on Form 10-K for the year ended December 31, 2006;

•       our Current Reports on Form 8-K dated January 5, 2007, January 11, 2007 (as amended by a Current Report on Form 8-K/A dated January 11, 2007), January 22, 2007, January 29, 2007, February 9, 2007, February 13, 2007, February 15, 2007, March 1, 2007, March 7, 2007, March 8, 2007, March 12, 2007 and April 3, 2007;

•       the description of our common shares contained in our registration statement on Form 8-A dated August 14, 1995; and

•       the description of our junior participating preferred shares contained in our registration statement of Form 8-A dated May 30, 1997.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this prospectus but before we conclude this offering:

•       Reports filed under Sections 13(a) and (c) of the Exchange Act;

•       Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•       Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any of the filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus), at no cost, by writing or telephoning us at the following address:

Investor Relations

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts 02458

(617) 964-8389

STATEMENT CONCERNING LIMITED LIABILITY

The declaration of trust of HPT, amended and restated on August 21, 1995, a copy of which, together with all amendments and supplements thereto, is duly filed in the office of the State Department of Assessments and Taxation of Maryland, provides that the name “Hospitality Properties Trust” refers to the trustees under the declaration of trust, as so amended and supplemented, collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with HPT, in any way, shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act	$17,652.50
Legal Fees and Expenses	50,000.00
Accounting Fees and Expenses	50,000.00
Printing and Engraving Expenses	2,000.00
Trustee Fees (including counsel fees)	5,000.00
Miscellaneous Fees and Expenses	5,347.50
Total:	$130,000.00

Item 15.                 Indemnification of Directors and Officers

To the maximum extent permitted by Maryland law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•       the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•       the director or officer actually received an improper personal benefit in money, property or services; or

•       in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•       a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•       a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Reference is made to our bylaws filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 10, 2004. Reference is also made to our declaration of trust, as amended, filed as Exhibit 3.1 to our Current Report on Form 8-K dated May 24, 2006, as amended on March 5, 2007, which amendment was filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 7, 2007. Reference is also made to our indemnification agreements with our trustees and officers filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

In addition, the registration rights agreement (Exhibit 4.14) pursuant to which we filed this registration statement contains provisions for indemnification by the selling securityholders of our officers, trustees and controlling persons.

Item 16.                 Exhibits

Exhibit No.	Description
4.1	Composite copy of Amended and Restated Declaration of Trust dated August 21, 1995, as amended(1)
4.2	Articles Supplementary dated June 2, 1997(2)
4.3	Articles Supplementary dated May 16, 2000(3)
4.4	Articles Supplementary dated December 9, 2002(4)
4.5	Articles Supplementary dated February 15, 2007(5)
4.6	Articles Supplementary dated March 5, 2007(6)
4.7	Articles of Amendment dated March 7, 2007(6)
4.8	Composite copy of Amended and Restated Bylaws of the Company, as amended to date(7)
4.9	Form of Common Share Certificate(8)
4.10	Indenture, dated as of February 25, 1998, between the Company and State Street Bank and Trust Company(2)
4.11

Supplemental Indenture No. 10, dated as of March 7, 2007, by and between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 8.30% Convertible Senior Notes due 2027, including the form of 3.80% Convertible Senior Note due 2027(6)

4.12	Rights Agreement, dated as of May 20, 1997, between the Company and State Street Bank and Trust Company, as Rights Agent(9)
4.13	Appointment of Successor Rights Agent, dated as of December 13, 2004, by and between the Company and Wells Fargo Bank, National Association(10)
4.14	Registration Rights Agreement, dated as of March 7, 2007, between the Company and the Initial Purchasers named therein(6)
5.1	Opinion of Sullivan & Worcester LLP*
5.2	Opinion of Venable LLP*
8.1	Opinion of Sullivan & Worcester LLP re: tax matters*
12.1	Computation of Ratio of Earnings to Fixed Charges(11)
23.1	Consent of Ernst & Young LLP*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)*

23.4	Consent of Venable LLP (included in Exhibit 5.2)*
23.5	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)*
24.1	Powers of Attorney of certain officers and trustees (included on signature pages)*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association*

*                    Filed herewith.

(1)          Incorporated by reference to the Company’s Current Report on Form 8-K dated May 24, 2006.

(2)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997.

(3)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(4)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

(5)          Incorporated by reference to the Company’s Current Report on Form 8-K dated February 15, 2007.

(6)          Incorporated by reference to the Company’s Current Report on Form 8-K dated March 7, 2007.

(7)          Incorporated by reference to the Company’s Current Report on Form 8-K dated March 10, 2004.

(8)          Incorporated by reference to the Company’s registration statement on Form S-11 (File No. 33-92330).

(9)          Incorporated by reference to the Company’s Current Report on Form 8-K dated May 29, 1997.

(10) Incorporated by reference to the Company’s Current Report on Form 8-K dated December 13, 2004.

(11) Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Item 17.                 Undertakings

Each of the undersigned registrants hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on April 5, 2007.

HOSPITALITY PROPERTIES TRUST
By:	/s/ John G. Murray
John G. Murray
President, Chief Operating Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Hospitality Properties Trust, hereby severally appoints John G. Murray, Adam D. Portnoy and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Hospitality Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement (a “462(b) Registration Statement”) hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any 462(b) Registration Statement and any and all amendments to either thereof.

Signature	Title	Date
/s/ John G. Murray	President, Chief Operating Officer and	April 5, 2007
John G. Murray	Secretary
/s/ Mark L. Kleifges	Treasurer and Chief Financial Officer	April 5, 2007
Mark L. Kleifges	(principal financial officer and principal accounting officer)
/s/ Frank J. Bailey	Trustee	April 5, 2007
Frank J. Bailey
/s/ John L. Harrington	Trustee	April 5, 2007
John L. Harrington
/s/ William A. Lamkin	Trustee	April 5, 2007
William A. Lamkin
/s/ Adam D. Portnoy	Trustee	April 5, 2007
Adam D. Portnoy
/s/ Barry M. Portnoy	Trustee	April 5, 2007
Barry M. Portnoy